Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

KRAFT FOODS INC.

(Article II, Section 2 Amended March 12, 2009, effective at the 2009 Annual

Meeting of Shareholders scheduled for May 20, 2009 and any adjournment or postponements.)

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meetings. - The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.

Section 2. Special Meetings. - (a) A majority of the Board of Directors or the Chairman of the Board may call special meetings of the shareholders. Special meetings shall be held solely for the purposes specified in the notice of meeting. (b) The Board of Directors shall call a special meeting of shareholders after the Secretary receives a valid request or requests for a special meeting of shareholders from the record holders of shares representing at least twenty percent (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes of the Corporation’s capital stock entitled to vote on the matter(s) proposed to be voted on at such meeting. To be valid, the request or requests must (i) be written, (ii) be delivered to the Secretary at the Corporation’s principal executive office (the date on which the Corporate Secretary receives the request is the “Delivery Date”), (iii) include [1] the specific purpose(s) of the special meeting of shareholders and the matter(s) proposed to be voted on at the meeting, [2] the information specified in the third paragraph of Article I, Section 6 of these By-laws, and [3] documentary evidence that the requesting record holders own the Requisite Percentage at the time the Secretary receives the request and (iv) be signed and dated by the record holder(s). If the requesting record holder(s) are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the written request must also include documentary evidence that the beneficial owners on whose behalf the request(s) are made (collectively, the “Requesting Holders”) beneficially own the Requisite Percentage on the Delivery Date. Any shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive offices. In addition, any Requesting Holder’s failure to appear at the special meeting of shareholders or to send the Requesting Holder’s qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders also constitutes a revocation of such request.

The Corporation is not required to call a special meeting of shareholders pursuant to this Section 2(b) with respect to any matter if (x) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within 60 days prior to the Delivery Date or will be included on the agenda at an annual meeting to be held within 90 days after the Delivery Date (For purposes of this clause (x), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors.), or (y) the purpose of the special meeting of shareholders is unlawful, or (z) the written request for a special meeting of shareholders itself violated applicable law(s).

The business conducted at the special meeting of shareholders called in accordance with this Section 2(b) shall be limited to the business set forth in the notice of the meeting; provided that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.

Section 3. Place of Meetings. - All meetings of the shareholders shall be held at such places as from time to time may be fixed by the Board of Directors.

Section 4. Notice of Meetings. - Notice, stating the place, day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified herein or by law), to each shareholder of record having voting power in respect of the business to be transacted thereat. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets that is subject to Section 13.1-724 of the Virginia Stock Corporation Act, or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment; plan of merger; share exchange; domestication or entity conversion; or sale agreement.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

Section 5. Quorum. - At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that in elections of directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn.

Section 6. Organization and Order of Business. - At all meetings of the shareholders, the chairman or in the chairman’s absence, the lead director, if any, shall act as chairman of the meeting. In the chairman’s absence, if there is no lead director or in the lead director’s absence, the most senior executive officer shall act as chairman of the meeting. The secretary of the Corporation, or in the secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the shareholders. In the absence of the secretary or an assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting or (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class, series and number of shares of stock of the Corporation owned beneficially and of record by the shareholder and by the beneficial owner, if any, on whose behalf the proposal is made as well as any derivative instrument the value of or return on which is based on or linked to the value of or return of the stock of the Corporation and (e) any material interest of the shareholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of the meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman of the meeting should so determine, he or she shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, Rule 14a-8 or its successor provision.

Section 7. Voting. - A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspector of election appointed in accordance with Section 9, at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holders’ name on the books of the Corporation. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

Section 8. Proxies. - A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which it can be determined by the Corporation that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of this Section 8 and the remainder of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Inspectors. - At every meeting of the shareholders, the proxies shall be received and taken in charge, all votes shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more inspectors. Such inspectors shall be appointed by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE II

Board of Directors

Section 1. General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. Number. - The number of directors shall be ten (10).

Section 3. Term of Office. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected.

Section 4. Nomination and Election of Directors.

(a) At each annual meeting of shareholders, the shareholders entitled to vote shall elect the directors.

(b) Except as provided in subsection (c) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this subsection (b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(c) Subsection (b) shall not apply to any election of directors if, as of the expiration of the time when a shareholder may give notice of a nomination of a director pursuant to subsection (d) of this Section 4, there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (c) applies shall be elected by a plurality of the votes cast in such election.

(d) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this subsection (d). Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation and received (i) not less than 120 days nor more than 150 days before the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (A) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder, (ii) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the notice is given as well as any derivative instrument the value of or return on which is based on or linked to the value of or return of the stock of the Corporation and (iv) a description of all arrangements or understandings between such shareholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (B) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this subsection (d). If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5. Lead Director. - The Board of Directors may, at their discretion, appoint a lead director to coordinate the activities of the independent directors. The lead director shall have such duties as may be assigned to him or her by the Board of Directors. At meetings of the shareholders and of the Board of Directors, in the absence of the chairman, the lead director shall act as chairman of the meetings and preside over such meetings.

Section 6. Organization. - At all meetings of the Board of Directors, the chairman or, in the absence of the chairman, the lead director, if any, shall act as chairman of the meeting. In the chairman’s absence, if there is no lead director or in the lead director’s absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary shall act as secretary of meetings of the Board of Directors. In the absence of the secretary or an assistant secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 7. Vacancies. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from amending these By-Laws to increase the number of directors by 30 percent or less, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

Section 8. Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.

Section 9. Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place, without the requirement of any notice other than this provision of the By-Laws.

Section 10. Regular Meetings: Notice. - Regular meetings of the Board of Directors shall be held at such times and places as it may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.

Section 11. Special Meetings. - Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors or the lead director, if any. Notice of each such meeting, which need not specify the business to be transacted thereat, shall (i) be mailed to each director, addressed to his or her residence or usual place of business, at least three days before the day of the meeting, (ii) be delivered at least twenty-four hours before the time of the meeting by a form of electronic transmission previously consented to by the director to whom notice is given or (iii) be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 12. Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 13. Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed by these By-Laws at the time of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is present. Notice of any such adjourned meeting need not be given.

Section 14. Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 15. Resignation of Director. Any director may resign at any time by giving written notice to the Secretary of the Corporation. Unless the resignation is contingent on acceptance by the Board of Directors, or as otherwise stated in the notice of resignation, it shall take effect when received by the Secretary.

Section 16. Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (a) a majority of all directors in office at the time the action is being taken or (b) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE III

Executive Committee

Section 1. How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 16 hereof, may designate two or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2. Organization, Etc. - The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3. Meetings. - Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be delivered by a form of electronic transmission previously consented to by the director to whom notice is given or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 4. Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

Section 5. Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6. Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV

Officers

Section 1. Number. - The officers of the Corporation shall be a chairman; a chief executive officer; a chief financial officer; one or more executive vice presidents; a secretary and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election, Term of Office and Qualifications. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen and qualified or until the officer resigns or is removed in the manner hereinafter provided.

Section 3. Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

Section 4. Other Officers, Assistant Officers, Agents and Employees - Their Powers and Duties. - The Board of Directors may from time to time appoint such other officers and assistant officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chief executive officer may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chief executive officer may from time to time prescribe the powers and duties of such other officers, assistant officers, agents and employees of the Corporation.

Section 5. Removal. - Any officer, assistant officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by a superior officer upon whom such power of removal may be conferred by the Board of Directors or the chief executive officer.

Section 6. Chairman. - The chairman shall be chosen from among the directors. The chairman shall serve as chairman of the board of directors and preside at meetings of the shareholders and of the Board of Directors. The chairman shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the chairman shall also be the chief executive officer of the Corporation.

Section 7. Chief Executive Officer. - The chief executive officer shall be devoted to the Corporation’s business and affairs under the basic policies set by the Board of Directors and shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to the Board of Directors’ notice. The chief executive officer shall be responsible to the Board of Directors and shall perform such other duties as shall be assigned to him or her by the Board of Directors.

Section 8. Executive Vice Presidents. - One or more executive vice presidents of the Corporation shall assist the chief executive officer in carrying out his or her respective duties and shall perform those duties that may from time to time be assigned to them by the Board of Directors or the chief executive officer.

Section 9. Chief Financial Officer. - The chief financial officer shall be an executive vice president of the Corporation and shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 10. Secretary. - The secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors, chairman, or chief executive officer may from time to time prescribe.

Section 11. Assistant Officers. - In the absence or disability of an officer, one or more assistant officers shall perform all of the duties of the officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the officer. Assistant officers shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or an officer of the Corporation.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Contracts. - The chairman, chief executive officer, any executive vice president and such other persons as the chairman, chief executive officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation. The Board of Directors, at their discretion, may authorize the power to execute any contract or other instrument on behalf of the Corporation to the lead director or the chairman of a standing committee of the Corporation. No other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2. Loans. - The chairman, chief executive officer, any executive vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3. Voting of Stock Held. - The chairman, chief executive officer, any executive vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chairman, chief executive officer, any executive vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Certificates Representing Shares

Certificates representing shares of the Corporation shall be signed by the chairman, chief executive officer or any vice president and the secretary or any assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.

ARTICLE VII

Dividends

The Board of Directors may declare dividends from funds of the Corporation legally available therefore.

ARTICLE VIII

Seal

The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words “Kraft Foods Inc.” and in the center the word and figures “Virginia, 2000.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment

The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI

Emergency By-Laws

If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1. Section 6 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

Section 2. The first sentence of Section 10 of Article II shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of any person having the powers and duties of the chairman of the Board of Directors.

Section 3. Section 12 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.

ARTICLE XII

Unavailability of Officers

In the event an officer of the Company is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Company to fill such position on a temporary basis. Any person so elected shall have such title as may be conferred by the Board of Directors; shall, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws; and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or is removed by the Board of Directors.